FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CNB BANCSHARES, INC.
 ................................................................................
             (Exact name of registrant as specified in its charter)

      Indiana                                                    35-1568731
 ................................................................................
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

     20 N. W. 3RD STREET, EVANSVILLE, INDIANA                          47739
 ................................................................................
     (Address of Principal Executive Offices)                       (Zip Code)

                CNB BANCSHARES, INC. ASSOCIATE STOCK OPTION PLAN
 ................................................................................
                            (Full title of the plan)

                   G. MICHAEL LEDBETTER, CNB BANCSHARES, INC.
                 20 N. W. 3RD STREET, EVANSVILLE, INDIANA 47739
 ................................................................................
                     (Name and address of agent for service)

                                 (812) 464-3400
 ................................................................................
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
                                     Proposed         Proposed
   Title of                           maximum          maximum
  securities          Amount         offering         aggregate    Amount of
    to be             to be            Price          offering   registration
registered (1)      Registered      per unit (2)      price (2)       fee
________________________________________________________________________________
Common Shares,
No Par Value         284,970          $40.94       $11,666,671.80   $3,535.36

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on October 27, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following information heretofore filed with the Securities Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

(a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 001-11685.

(b) The description of the registrant's common shares contained in the registrant's Registration Statement on Form 8-A, dated April 1, 1996, File No. 001-11685.

(c) All documents filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Indiana Business Corporation Law ("BCL") provides that a corporation may indemnify against liability (including amounts paid in settlement) for a person made a party to a proceeding because of the person's service as a director, officer, employee or agent of the corporation if a determination is made by the board of directors, a committee thereof, legal counsel or the shareholders that the person acted in good faith and reasonably believed (in the case of action taken in the person's official capacity with the corporation) that his or her conduct was in the corporation's best interests or (in all other cases) at least not opposed to its best interests; and, in the case of any criminal proceeding, the person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe it was unlawful. Directors, officers, employees and agents must be indemnified against reasonable expenses incurred in a proceeding if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. The BCL provides that it is not exclusive of other rights of indemnification that a person may have under the articles of incorporation, bylaws, resolution of the board of directors or shareholders or other authorization of the shareholders; and permits the corporation to purchase insurance on behalf of directors, officers, employees, and agents against liability asserted against them in those capacities.

Reference is made to Article VI of the Bylaws of CNB Bancshares, Inc. ("CNB") concerning indemnification of directors and officers.

CNB indemnifies its directors and officers against liability to the full extent of the BCL, as explained above. CNB maintains directors' and officers' liability insurance with an aggregate bi-annual limit of liability of $15,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Evansville, State of Indiana, on September 16, 1997.

                                   CNB BANCSHARES, INC.



                                   By:       /s/  John R. Spruill
                                             -----------------------------------
                                   Title:    Executive Vice President
                                             -----------------------------------


                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints James J. Giancola, John R. Spruill, and David L. Knapp and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


SIGNATURE                      CAPACITY                          DATE
                               WITH REGISTRANT

____________________________   Chairman of the Board             _____________
    H. Lee Cooper III

/s/_________________________   President, Chief Executive        9-16-97
    James J. Giancola          Officer and Director              -------------

/s/_________________________   Executive Vice President          9-16-97
    John R. Spruill            and Chief Financial Officer       -------------

/s/_________________________   Senior Vice President and
    Ralph L. Alley             Controller                        -------------

/s/_________________________   Director                          9-16-97
    John D. Engelbrecht                                          -------------

/s/_________________________   Director                          9-16-97
    Edmund L . Hafer                                             -------------

/s/_________________________   Director                          9-16-97
    Robert L. Koch II                                            -------------

/s/_________________________   Director                          9-16-97
    Larry J. Kremer                                              -------------

/s/_________________________   Director                          9-16-97
    Burkley F. McCarthy                                          -------------

/s/_________________________   Director                          9-16-97
    Robert K. Ruxer                                              -------------

/s/_________________________   Director                          9-16-97
    Thomas W. Traylor                                            -------------

____________________________   Director                          _____________
    Paul G. Wade

Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Evansville, State of Indiana, on September 16, 1997.


                                 CNB BANCSHARES, INC.
                                 ASSOCIATE STOCK OPTION PLAN


                                 By:     /s/  John R. Spruill
                                         --------------------------------------

                                 Title:  Executive Vice President
                                         --------------------------------------

                              CNB BANCSHARES, INC.
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

                                INDEX TO EXHIBITS

Exhibit Number                                                 Page Number
 Assigned in                                                  in Sequential
Regulation S-K   Exhibit                                        Numbering
   Item 601      Number         Description of Exhibit           System
   --------      -------        ----------------------           -------

     (4)          4.01     Specimen Certificate for Common          9
                           Shares

     (5)          5.01     Opinion of Ice Miller Donadio &         10
                           Ryan

     (15)                  Not Applicable

     (23)         23.01    Consent of KPMG Peat Marwick,           12
                           LLP

                  23.02    Consent of George S. Olive &            13
                           Co., LLC

                  23.03    Consent of Ice Miller Donadio &
                           Ryan (included in Exhibit 5)

     (24)                  Power of Attorney                       5,6

     (28)                  Not Applicable